EXHIBIT 24.1

POWER OF ATTORNEY

The officers and directors whose signatures appear below hereby constitute Jeffrey L. Knight and Scott J. Evernham, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-8 and all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

NAME AND SIGNATURE	TITLE	DATE

/s/ Robert G. Jones Robert G. Jones	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 16, 2014

/s/ Christopher A. Wolking Christopher A. Wolking	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 16, 2014

/s/ Joan M. Kissel Joan M. Kissel	Senior Vice President and Corporate Controller (Principal Accounting Officer)	May 15, 2014

Alan W. Braun	Director

/s/ Larry E. Dunigan Larry E. Dunigan	Chairman of the Board of Directors	May 15, 2014

/s/ Niel C. Ellerbrook Niel C. Ellerbrook	Director	May 16, 2014

Andrew E. Goebel	Director

/s/ Phelps L. Lambert Phelps L. Lambert	Director	May 16, 2014

/s/ Arthur H. McElwee, Jr. Arthur H. McElwee, Jr.	Director	May 16, 2014

/s/ James T. Morris James T. Morris	Director	May 15, 2014

/s/ Randall T. Shepard Randall T. Shepard	Director	May 15, 2014

/s/ Rebecca S. Skillman Rebecca S. Skillman	Director	May 15, 2014

/s/ Kelly N. Stanley Kelly N. Stanley	Director	May 15, 2014

/s/ Linda E. White Linda E. White	Director	May 15, 2014